EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2006 Equity Incentive Plan of Hemacare Corporation of our report dated March 23, 2010, relating to the consolidated financial statements of Hemacare Corporation appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Irvine, California
May 18, 2010